UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 7, 2018
Date of Report (date of earliest event reported)
Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
799 West Coliseum Way
Midvale, Utah 84047
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.
On February 7, 2018 Overstock.com, Inc. (“Overstock”), entered into an Asset Purchase Agreement with Rental Roost, Inc., a Delaware corporation (“Rental Roost”), Kishore Kumar, Nitin Shingate and Vikram Raghavan (the “Majority Stockholders”), which had an effective date of January 22, 2018, and pursuant to which Overstock agreed to purchase all or substantially all of the assets of Rental Roost other than tangible assets for $500,000 (the “Rental Roost Asset Purchase Agreement”). The Majority Stockholders collectively own approximately 73.8% of the outstanding common stock of Rental Roost, and each of them is a member of the board of directors of Rental Roost. Vikram Raghavan, who is one of the Majority Stockholders, is also an executive officer (Senior Vice President, Product Development) of Overstock. Overstock expects that Nitin Shingate, who is the CEO and a director of Rental Roost and also one of the Majority Stockholders, will become an employee of Overstock soon after the closing of the asset purchase.

Also on February 7, 2018 Overstock entered into an Asset Purchase Agreement with Houserie, Inc., a Delaware corporation (“Houserie”), and the Majority Stockholders, which had an effective date of January 22, 2018, and pursuant to which Overstock agreed to purchase all or substantially all of the assets of Houserie other than tangible assets for $100,000 (the “Houserie Asset Purchase Agreement”). The Majority Stockholders collectively own approximately 90.7% of the outstanding common stock of Houserie, and each of them is a member of the board of directors of Houserie. As described above, Vikram Raghavan, who is one of the Majority Stockholders, is also an executive officer (Senior Vice President, Product Development) of Overstock. Also as described above, Overstock expects that Nitin Shingate, who is the CEO and a director of Houserie and also one of the Majority Stockholders, will become an employee of Overstock soon after the closing of the asset purchase.

The Rental Roost Asset Purchase Agreement and the Houserie Asset Purchase Agreement (collectively, the “Purchase Agreements”) contain representations and covenants, including indemnification agreements, of Overstock and of the respective sellers and of the Majority Stockholders. Subject to satisfaction or waiver of the closing conditions, the respective sales are expected to close on February 9, 2018.

The foregoing descriptions of the Purchase Agreements do not purport to be complete and are qualified in their entirety by the full text of the respective Purchase Agreements, copies of which are filed as Exhibits 10.1 and 10.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.
The following exhibits are filed with this report:

10.1	Asset Purchase Agreement dated as of January 22, 2018 but signed on February 7, 2018 among Rental Roost, Inc., Kishore Kumar, Nitin Shingate, Vikram Raghavan, and Overstock.com, Inc.

10.2	Asset Purchase Agreement dated as of January 22, 2018 but signed on February 7, 2018 among Houserie, Inc., Kishore Kumar, Nitin Shingate, Vikram Raghavan, and Overstock.com, Inc.
Special Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These forward-looking statements involve risks and uncertainties, and relate to future events or our future financial or operating performance. The forward-looking statements include all statements other than statements of historical fact.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ E. Glen Nickle
E. Glen Nickle
Vice President, Legal, and General Counsel
Date:	February 9, 2018